As filed with the Securities and Exchange Commission on January 28, 2000
                                                                   File No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             PARLUX FRAGRANCES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                 DELAWARE                              22-2562955
        (State or Other Jurisdiction      (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

              3725 SW 30th Avenue
            Fort Lauderdale, Florida                                    33312
      (Address of Principal Executive Offices)                       (Zip Code)

                             ----------------------
                             PARLUX FRAGRANCES, INC.
                                STOCK OPTION PLAN
                            (Full Title of the Plans)
                             -----------------------

                              Frank A. Buttacavoli
               Executive Vice President, Chief Operating Officer,
                           and Chief Financial Officer
                             Parlux Fragrances, Inc.
                               3725 SW 30th Avenue
                            Fort Lauderdale, Florida
                     (Name and Address of Agent For Service)

                                 (954) 316-9008
          (Telephone Number, Including Area Code, of Agent For Service)

                              -------------------

                                   Copies to:
                              Barry P. Biggar, Esq.
                              Mayer, Brown & Platt
                                  1675 Broadway
                               New York, NY 10019


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                       Proposed Maximum    Proposed Maximum
   Title of Securities to be         Amount to be       Offering Price    Aggregate Offering        Amount of
           Registered                 Registered          Per Share*            Price*           Registration Fee
--------------------------------- ------------------- ------------------- -------------------- ---------------------
Common Stock, $.01 par value.          250,000              $4 5/32           $1,039,062.50           $274.31
======================================================================================================================

* Estimated solely for the purpose of computing the registration fee on the basis of the average of the high and low prices reported in the consolidated reporting system for the Common Stock on January 27, 2000.

======================================================================================================================

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.  Incorporation of documents by reference.

         The following documents, which have heretofore been filed by PARLUX FRAGRANCES, INC., a Delaware corporation (the "Company" or "Registrant"), with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)      Annual Report on Form 10-K for the year ended March 31, 1999.

         (b) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999.

         (c) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999.

         (d) The description of Common Stock under the caption "Description of Registrant's Securities to be Registered" included in the Company's Registration Statement on Form 8-A, dated March 9, 1987 and filed on March 13, 1987 with the Securities and Exchange Commission under Section 12 of the Exchange Act, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware GCL (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Registrant to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

         (b) Article TENTH of the Certificate of Incorporation of the Registrant provides for indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the Delaware GCL, the Registrant's Certificate of Incorporation provides that directors shall not be personally liable for monetary damages for breaches of their fiduciary duty as directors except for (1) breaches of their duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (3) under Section 174 of the Delaware GCL (unlawful payment of dividends) or (4) transactions from which a director derives an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective 0amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered
                          (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect
                          to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's articles of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Fort Lauderdale, State of Florida, on the 28th day of January, 2000.


                                                 PARLUX FRAGRANCES, INC.

                                   By: /s/ Frank A. Buttacavoli
                                       --------------------------------------
                                       Frank A. Buttacavoli
                                       Executive Vice President, Chief Operating
                                       Officer and Chief Financial Officer



                                POWER OF ATTORNEY

           Each person whose signature appears below hereby constitutes and appoints Frank A. Buttacavoli, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities on the 28th day of January, 2000.



              Signature                                Title
              ---------                                -----
/s/ Ilia Lekach                           Chairman of the Board and Chief Executive Officer
---------------------------------
Ilia Lekach



/s/ Frank A. Buttacavoli                  Executive Vice President, Chief Operating Officer,
---------------------------------         Chief Financial Officer and Director
Frank A. Buttacavoli



/s/ Frederick E. Purches                  Director
---------------------------------
Frederick E. Purches


/s/ Albert F. Vercillo                    Director
---------------------------------
Albert F. Vercillo

                                      S-1



/s/ Zalman Lekach                         Director
--------------------------------
Zalman Lekach



/s/ Glen Gopman                           Director
--------------------------------
Glen Gopman



/s/ Mayi de la Vega                       Director
--------------------------------
Mayi de la Vega


                                INDEX TO EXHIBITS


      Exhibit                                                                              Sequential
      Number           Description of Exhibit                                              Page Number
      ------           ----------------------                                              -----------
3(a)                   Certificate of Incorporation of the Company, as
                       amended (incorporated by reference to Exhibits 3.1
                       through 3.5 to the Registration Statement on Form S-3
                       (File No. 33-89806), declared effective on March 13,
                       1995 and Exhibit 4.6 of Registration Statement on
                       Form S-3, declared effective on October 2, 1996 (File
                       No. 333-11953)

3(b) By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-3, declared effective on March 13, 1995,
                       File No. 33-89806)

4 Stock Option Plan (incorporated by reference to Annex A to the Company?s Preliminary Proxy Statement (File No.
                       000-15491), filed on August 16, 1996)

5                      Opinion of Mayer, Brown & Platt..........................


24(a)                  Consent of PriceWaterhouseCoopers LLP....................


24(b) Consent of Mayer, Brown & Platt (included in its opinion filed as Exhibit 5 hereto)

25 Powers of Attorney (included on the signature page of the registration statement)

